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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-87879 and 333-70432 of Power-One, Inc. on Form S-8 of our report dated March 3, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" effective January 1, 2002), appearing in this Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 2003.

Los Angeles, California
March 10, 2004

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  Exhibit 23